As filed with the Securities and Exchange Commission on January 7, 2010

Registration No. 333-163216

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

US Dataworks, Inc.

(Exact Name of Registrant As Specified in Its Charter)

Nevada	7372	84-1290152
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Code Number)	(I.R.S. Employer Identification Number)

1 Sugar Creek Center Blvd., 5th Floor, Sugar Land, Texas 77478
(281) 504-8000

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Charles E. Ramey
Chief Executive Officer
1 Sugar Creek Center Blvd., 5th Floor, Sugar Land, Texas 77478
(281) 504-8000

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Ralph V. De Martino, Esq.
F. Alec Orudjev, Esq.
Cozen O’Connor
1627 I Street, NW, Suite 1100
Washington, DC 20006
Telephone: (202) 912-4800
Facsimile: (202) 912-4830

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number in the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Proposed Maximum Aggregate Offering Price(1)(2)		Amount of Registration Fee
Common Stock, par value $.0001 per share	(3)		(3)
Preferred Stock, par value $.0001 per share	(3)		(3)
Debt Securities	(3)		(3)
Warrants	(3)		(3)
Units	(3)		(3)
Total	$40,000,000	(4)	$3,680

(1)	This registration statement includes $40,000,000 of securities that may be issued by the registrant from time to time in indeterminate amounts and at indeterminate times. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock, shares of preferred stock, warrants or units of the registrant and such indeterminate amount of debt securities of the registrant as may be issued upon conversion or exchange of any debt securities or preferred stock that provide for conversion into or exchange for other securities. No separate consideration may be received for the shares of common stock, preferred stock, warrants or units or amount of debt securities issuable upon such conversion or exchange.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all securities listed.
(3)	Not required to be included as to each class in accordance with General Instruction II.D. of Form S-3 under the Securities Act.
(4)	At no time will the maximum aggregate offering price of all securities issued in any given 12-month period exceed the amount allowed for in General Instruction I.B.6. of Form S-3.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Pre-effective Amendment No. 2 is being filed solely for the purpose of filing Exhibit 5.1 to the Registration Statement on Form S-3 (File No. 333-163216). No changes or additions are being made hereby to the preliminary prospectus which forms part of the Registration Statement or to Items 14, 15 or 17 of Part II of the Registration Statement. Accordingly, the preliminary prospectus and Items 14, 15 and 17 of Part II of the Registration Statement have been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits Pursuant to Item 601 of Regulation S-K:

Exhibit No.	Identification of Exhibit
1	Form of underwriting agreement(1)
3(i).1	Articles of Incorporation of Sonicport.com, Inc. (incorporated by reference to Exhibit 3(i).1 to the Registrant’s Annual Report on Form 10-KSB for the year ended March 31, 2002).
3(i).2	Certificate of Designation of Series A Convertible Preferred Stock of Sonicport.com, Inc. (incorporated by reference to Exhibit 3.1(g) to the Registrant’s Annual Report on Form 10-KSB for the year ended March 31, 2000).
3(i).3	Certificate of Designation of Series B Convertible Preferred Stock of Sonicport.com, Inc. (incorporated by reference to Exhibit 3(1).3 to the Registrant’s Annual Report on Form 10-KSB for the year ended March 31, 2002).
3(i).4	Certificate of Amendment to Articles of Incorporation of Sonicport.com, Inc. (incorporated by reference to Exhibit 3.1(h) to the Registrant’s Annual Report on Form 10-KSB for the year ended March 31, 2001).
3(i).5	Certificate of Amendment to Articles of Incorporation of Sonicport, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-3 filed May 14, 2002).
3(i).6	Certificate of Designation of Series A Convertible Preferred Stock of US Dataworks, Inc. filed on September 26, 2003.(2)
3(i).7	Certificate of Designation of Series B Convertible Preferred Stock of US Dataworks, Inc. filed on September 26, 2003.(2)
3(ii)	Amended and Restated Bylaws (reflecting an amendment to the Bylaws adopted on February 19, 2009 as reported in the Registrant’s Current Report on Form 8-K filed with the SEC on February 25, 2009).
4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-KSB for the year ended March 31, 2002)
4.2	Certificate of Designations for Preferred Stock(1)
4.3	Form of Preferred Stock certificate(1)
4.4	Form of Indenture(2)
4.5	Form of Warrant Agreement(1)
4.6	Form of Warrant Certificate(1)
4.7	Form of Unit Certificate(1)
4.8	Registration Rights Agreement, dated as of April 16, 2004, by and among the Registrant and the signatories thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 20, 2004).
4.9	Registration Rights Agreement, dated as of November 13, 2007, by and between the Registrant and the signatories thereto (incorporated by reference to Exhibit 4.4 to the Registrant’s Quarter Report on Form 10-QSB for the quarter ended December 31, 2007).
4.10	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-3 (File No. 333-148039) filed with the SEC on December 13, 2007).
4.11	Rights Agreement, dated July 24, 2003, by and between the Registrant and Corporate Stock Transfer (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 25, 2003).
4.12	Amendment No. 2 to Rights Agreement, dated November 13, 2007, by and between the Registrant and American Stock Transfer & Trust (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 14, 2007).
5.1*	Opinion of Cozen O’Connor

II-1

Exhibit No.	Identification of Exhibit
23.1	Cozen O’Connor Consent (included in Exhibit 5)
23.2	Ham, Langston & Brezina, LLP Consent(2)
24.1	Power of Attorney (previously filed with the signature page to Form S-3).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amendment, of a trustee acceptable to the registrant, as trustee under any new senior indenture (to be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2), if applicable)

(1)	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, including a Current Report on Form 8-K, and incorporated by reference herein.
(2)	Previously filed as part of the registration statment.
*	Filed herewith.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in Sugar Land, Texas, on January 7, 2010.

US DATAWORKS INC.
By: /s/ Charles E. Ramey Name: Charles E. Ramey Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Charles E. Ramey Charles E. Ramey	Chief Executive Officer (Principal Executive Officer) and Director	January 7, 2010
/s/ Randall J. Frapart Randall J. Frapart	Chief Financial Officer (Principal Financial Officer)	January 7, 2010
/s/ John T. McLaughlin John T. McLaughlin	Chief Accounting Officer (Principal Accounting Officer)	January 7, 2010
/s/ Joe Abrell Joe Abrell	Director	January 7, 2010
/s/ Anna C. Catalano Anna C. Catalano	Director	January 7, 2010
/s/ Richard Hicks Richard Hicks	Director	January 7, 2010
/s/ J. Patrick Millinor J. Patrick Millinor	Director	January 7, 2010
/s/ John L. Nicholson, M.D. John L. Nicholson, M.D.	Director	January 7, 2010
/s/ Mario Villarreal Mario Villarreal	Director	January 7, 2010
/s/ Hayden D. Watson Hayden D. Watson	Director	January 7, 2010
/s/ Thomas L. West, Jr. Thomas L. West, Jr.	Director	January 7, 2010